QVC, Inc. and Subsidiaries	Exhibit 21.1

Entity Name	Domicile
QVC, Inc.	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
Affiliate Distribution & Mktg., Inc.	DE
QVC China Licensing, Inc.	DE
AMI 2, Inc.	DE
ER Marks, Inc.	DE
IC Marks, Inc.	DE
QC Marks, Inc.	DE
RS Marks, Inc.	DE
GC Marks, Inc.	DE
California Voices, LLC	DE
DMS DE, Inc.	DE
NSTBC, Inc.	DE
Diamonique Canada Holdings, Inc.	DE
RQ Holdings Corp.	Nova Scotia
ER Development International, Inc.	PA
Innovative Retailing, Inc.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QDirect Ventures, Inc.	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc.	DE
QVC Chesapeake, LLC	VA
QVC China, Inc.	DE
QVC China Domain Limited	Hong Kong
QVC Delaware, Inc.	DE
QVC eProperty Management GmbH	Germany
QVC Global DDGS, Inc.	DE
QVC India, Ltd.	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC HK Holdings, LLC	DE
QVC China Holdings Limited	Hong Kong
QVC International LLC	DE
1227844 Ontario Ltd.	Ontario
CDirect Mexico I, Inc.	DE
CDirect Mexico II, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp	Nova Scotia

Influence Marketing Services, Inc.	Ontario
Savor North Carolina, Inc.	NC
QVC Britain III, Inc.	DE
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman Islands
QVC Germany I LLC	DE
QVC International Management LLC & Co KG	Germany
QVC Deutschland GP, Inc.	DE
QVC Deutschland Inc. & Co. KG	Germany
QVC Deutschland Inc. & Co. KG	Germany
iQVC GmbH	Germany
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Grundstücksverwaltungs GmbH	Germany
QVC GV Real Estate GmbH & Co. KG	Germany
QVC Grundstücksverwaltungs GmbH	Germany
QVC Handel GmbH	Germany
QVC Studio GmbH	Germany
QVC UK Holdings Limited	UK-Wales
QVC Britain I, Inc.	DE
QVC Britain	UK
QVC	UK
QVC Iberia, S.L.	Spain
QVC Pension Trustee Limited	UK
QVC Properties Limited	UK
QVC Britain II, Inc.	DE
QVC Britain I Limited	UK
QVC Britain	UK
QVC	UK
QVC Japan Holdings, Inc.	DE
QVC Japan, Inc.	Japan
QVC Satellite, Inc.	Japan
QVC Japan Services, Inc.	DE
QVC Germany II LLC	DE
QVC International Management LLC & CO KG	Germany
QVC International Management GP LLC	DE
QVC Italy Holdings, LLC	DE
QVC Italia S.r.l.	Italy
QVC of Thailand, Inc.	DE
QVC Lux Holdings, LLC	DE
QVC France Holdings, S.a.r.l.	Luxembourg
QVC France SAS	France

QVC Brazil Holdings II S.a.r.l.	Luxembourg
QVC Mexico, Inc.	DE
QVC Mexico II, Inc.	DE
QVC Mexico III, Inc.	DE
QVC-QRT, Inc.	DE
QVC Realty, Inc.	PA
QVC eDistribution Inc. & Co. KG	Germany
QVC eProperty Management GmbH	Germany
QVC eService Inc. & Co. KG	Germany
QVC eProperty Management GmbH	Germany
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC San Antonio, LLC	TX
QVC Shop International, Inc.	DE
QVC STT Holdings, LLC	DE
Send the Trend, Inc.	DE
QVC St. Lucie, Inc.	FL
QVC Suffolk, LLC	VA
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
TOBH, Inc.	DE